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                                                                    EXHIBIT 22.1




                          SUBSIDIARIES OF THE COMPANY



NAME OF SUBSIDIARY               STATE OF INCORPORATION     PERCENTAGE OWNED
------------------               ----------------------     ----------------
Commodore Advanced
  Sciences, Inc.                       Delaware                  100%

Commodore Separation
  Technologies, Inc.                   Delaware                  100%

Commodore CFC
  Technologies, Inc.                   Delaware                  100%

CFC Technologies, Inc.                 Ohio                      100%

Advanced Sciences, Inc.*               New Mexico                100%

A.S. Environmental, Inc.*              Delaware                  100%

Commodore Laboratories, Inc.*          Ohio                      100%

Commodore Remediation
  Technologies, Inc.*                  Delaware                  100%

Commodore Governmental
  Environmental
  Technologies, Inc.*                  Delaware                  100%

Commodore Technologies, Inc.*          Ohio                      100%

Sandpiper Properties, Inc.*            Ohio                      100%

Commodore Remediation
  Technologies, Inc.                   Delaware                  100%

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*  Wholly owned subsidiary of Commodore Advanced Sciences, Inc.